                                  SCHEDULE 14A
                                  (RULE 14-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                           SILICON VALLEY GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.
        (1)  Title of each class of securities to which transaction applies:
             N/A
             -------------------------------------------------------------------
        (2)  Aggregate number of securities to which transaction applies:
             N/A
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        (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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        (4)  Proposed maximum aggregate value of transaction:
             N/A
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        (5)  Total fee paid:
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             -------------------------------------------------------------------
[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:
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        (3)  Filing Party:
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        (4)  Date Filed:
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

                           SILICON VALLEY GROUP, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 23, 1999

     The Annual Meeting of Stockholders of SILICON VALLEY GROUP, INC., a Delaware corporation (the "Company"), will be held at the Company's offices located at 2240 Ringwood Avenue, San Jose, California 95131, on Tuesday, February 23, 1999, at 3:00 p.m., Pacific Time, for the following purposes:

     1. To elect six directors to serve for a term of one year and until their successors are duly elected and qualified.

     2. To amend the Company's 1996 Stock Plan to increase the number of shares available for issuance thereunder by 1,500,000 shares to an aggregate of 3,000,000 shares.

     3. To amend the Company's 1996 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 750,000 shares to an aggregate of 1,750,000 shares.

     4. To amend the Company's 1996 Employee Stock Purchase Plan to provide for an annual increase, commencing on October 1, 1999, in the number of shares reserved for issuance thereunder equal to the lesser of: (i) 750,000 shares, (ii) 1.5% of the outstanding shares of Common Stock of the Company or (iii) a number of shares determined by the Board of Directors.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Stockholders of record at the close of business on December 29, 1998 will be entitled to vote at the meeting.

                                          By Order of the Board of Directors

                                          /s/Larry W. Sonsini
                                          LARRY W. SONSINI
                                          Secretary

San Jose, California
January 15, 1999

     IMPORTANT: TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                           SILICON VALLEY GROUP, INC.
                           101 METRO DRIVE, SUITE 400
                           SAN JOSE, CALIFORNIA 95110
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

GENERAL

     The accompanying proxy is solicited by the Board of Directors of Silicon Valley Group, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on February 23, 1999, at 3:00 p.m., Pacific Time, or at any adjournment thereof. The meeting will be held at the Company's offices located at 2240 Ringwood Avenue, San Jose, California 95131. The Company's telephone number at that address is (408) 434-0500. At the meeting, only stockholders of record at the close of business on December 29, 1998 will be entitled to vote. On that date, the Company's outstanding capital stock consisted of 32,819,438 shares of Common Stock.

     This Proxy Statement and form of proxy were first sent or given to stockholders entitled to vote at the Annual Meeting on or about January 15, 1999, together with the Company's 1998 Annual Report to Stockholders.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock held on all matters presented at the meeting. However, if any stockholder at the meeting and prior to the voting gives notice of the stockholder's intention to cumulate votes for the election of directors, then all stockholders may (i) cumulate their votes and give any one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which their shares are entitled; or (ii) distribute their votes on the same principle among as many candidates as they choose, up to a maximum of five candidates. The cost of solicitation of proxies will be borne by the Company. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone, facsimile or special letter.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect as directors the six nominees named below, unless the proxy is marked otherwise. All nominees are currently directors of the Company. If a person other than a management nominee is nominated, the proxy holders may choose to cumulate their votes and allocate them among such nominees of management as the proxy holders shall determine in their discretion in order to elect as many nominees of management as possible. The six candidates receiving the highest number of votes will be elected. The proxy holders have also advised that, in the event any nominee is unavailable for election, which is not currently anticipated, they may vote in accordance with their judgment for the election of a substitute nominee designated by the Board.

     All six directors will be elected for a one-year term expiring at the Annual Meeting of Stockholders in 2000, subject to the election and qualification of their successors, or to their earlier death, resignation or removal.

     The following table sets forth information concerning the nominees for director.

                                       YEAR   DIRECTOR
                NAME                   BORN    SINCE                  PRINCIPAL OCCUPATION
                ----                   ----   --------                --------------------
Papken S. Der Torossian(1)...........  1938     1984     Chairman of the Board of Directors since 1991;
                                                         Director since 1984; Chief Executive Officer
                                                         since February 1986; President from 1984 to
                                                         1991. Mr. Der Torossian had previously held a
                                                         variety of management and executive positions,
                                                         including 12 years in engineering management at
                                                         Hewlett-Packard Company.
William A. Hightower.................  1943     1994     Appointed President and Chief Operating Officer
                                                         in August 1997. Chairman of the Board of
                                                         Directors of Cadnet Corp. from 1996 to July
                                                         1997. Prior to joining Cadnet in 1996, Mr.
                                                         Hightower was President and Chief Executive
                                                         Officer of Telematics International, Inc.
William L. Martin(1)(2)(3)...........  1923     1986     Private investor; Chief Executive Officer of
                                                         Plantronics, Inc. prior to his retirement in
                                                         1980; founder and Chief Executive Officer of
                                                         Zehntel, Inc. until 1978.
Nam P. Suh(1)........................  1936     1994     Cross Professor of Manufacturing and Mechanical
                                                         Engineering, Head of the Department of
                                                         Mechanical Engineering and Director of the
                                                         Manufacturing Institute at the Massachusetts
                                                         Institute of Technology since 1991. Dr. Suh is
                                                         also the Founder and a member of the Board of
                                                         Trexel, Inc. Dr. Suh served as Assistant
                                                         Director of the National Science Foundation
                                                         from 1984 to 1988.

                                       YEAR   DIRECTOR
                NAME                   BORN    SINCE                  PRINCIPAL OCCUPATION
                ----                   ----   --------                --------------------
Lawrence Tomlinson(2)(3).............  1940     1996     Vice President-Treasurer of Hewlett-Packard
                                                         Company since 1993; Director of Finance and
                                                         Administration for Hewlett-Packard's European
                                                         operations from 1989 to 1993. Mr. Tomlinson was
                                                         appointed to the board in December 1996.
Kenneth M. Thompson(2)...............  1938     1998     Private investor; Vice President, Technology,
                                                         Manufacturing and Engineering at Intel Corp.
                                                         from 1992 until his retirement in 1998. Prior
                                                         to joining Intel Corp. in 1973, Mr. Thompson
                                                         worked in the memory group at Ampex
                                                         Corporation. Mr. Thompson also serves on the
                                                         Board of Directors of PRI Automation, GaSonics
                                                         and LAM Research Corporation. Mr. Thompson was
                                                         appointed to the board in July 1998.

---------------
(1) Member of the Technical Advisory Committee.

(2) Member of the Compensation Committee.

(3) Member of the Audit Committee.

     See also "Stock Ownership of Certain Beneficial Owners and Management." A description of the business experience of the other executive officers of the Company is contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 filed with the Securities and Exchange Commission. There are no family relationships between any of the Company's directors or executive officers.

     The Board of Directors held six meetings during fiscal 1998.

     The standing committees of the Board include a Technical Advisory Committee, a Compensation Committee and an Audit Committee. There is no Nominating Committee.

     The Technical Advisory Committee held one meeting in fiscal 1998. The Technical Advisory Committee is responsible for monitoring and assessing the state of the Company's technical operations.

     The Compensation Committee held two meetings in fiscal 1998. The Compensation Committee monitors the nature and levels of compensation paid by the Company to its executive personnel and administers the Company's stock option plans and employee stock purchase plan.

     The Audit Committee held two meetings in fiscal 1998. The functions of the Audit Committee include recommending appointment of the Company's independent auditors to the Board of Directors and reviewing (i) the scope of the independent auditors' annual audit and their compensation; (ii) the general policies and procedures of the Company with respect to internal auditing, accounting and financial controls; and (iii) any change in accounting principles, significant audit adjustments proposed by the auditors and any recommendations that the auditors may have with respect to policies and procedures.

     During fiscal 1998 (or such portion of fiscal 1998 during which a director served as a member of the Board of Directors), no director attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served.

VOTE REQUIRED

     The nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

                                 PROPOSAL TWO:

                    APPROVAL OF AMENDMENT TO 1996 STOCK PLAN

     The Company's Board of Directors and stockholders have previously adopted and approved the Company's 1996 Stock Plan (the "Stock Plan"). A total of 1,500,000 shares of Common Stock are presently reserved for issuance under the Stock Plan. In November 1998, the Board of Directors approved an amendment to the Stock Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 1,500,000 shares, bringing the total number of shares issuable under the Stock Plan to 3,000,000.

     As of November 27, 1998, 115,249 shares were available for future issuance under the Stock Plan. Additionally, the Board of Directors has previously adopted and approved the Company's 1998 Nonstatutory Stock Option Plan (the "NSO Plan"). A total of 1,000,000 shares of Common Stock are presently reserved for issuance under the NSO plan, and 839,250 shares were available for future issuance under the NSO Plan as of November 27, 1998.

     At the Annual Meeting, the stockholders are being asked to approve an amendment to the Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares, bringing the total number of shares issuable under the Stock Plan to 3,000,000. The Board believes that the amendment will enable the Company to continue its policy of widespread employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments.

     For a description of the principal features of the Stock Plan, see "Appendix A -- Description of 1996 Stock Plan."

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The approval of the amendment to the Stock Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

                                PROPOSAL THREE:

           APPROVAL OF AMENDMENT TO 1996 EMPLOYEE STOCK PURCHASE PLAN

     The Company's Board of Directors and stockholders have previously adopted and approved the Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan"). A total of 1,000,000 shares of Common Stock are presently reserved for issuance under the Purchase Plan. In November 1998, the Board of Directors approved an amendment to the Purchase Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 750,000 shares, bringing the total number of shares issuable under the Purchase Plan to 1,750,000. As of November 27, 1998, 554,848 shares were available for future issuance under the Purchase Plan.

     At the Annual Meeting, the stockholders are being asked to approve the amendment to the Purchase Plan to provide for a one-time increase in the shares reserved for issuance thereunder by 750,000 shares, bringing the total number of shares issuable under the Purchase Plan to 1,750,000.

     The Company implemented the Purchase Plan in 1996 as an incentive to its employees and executives as a means to promote increased stockholder value. The purpose of the Purchase Plan is to provide employees of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. Management believes that stock ownership is one of the prime methods of attracting and retaining key personnel responsible for the continued development and growth of the Company's business. In addition, an employee stock purchase plan is considered a competitive necessity in the high technology industry.

     For a description of the principal terms of the Purchase Plan, see "Appendix B -- Description of 1996 Employee Stock Purchase Plan."

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The affirmative vote of a majority of the Votes Cast will be required by law to approve the amendment to the Purchase Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER.

                                 PROPOSAL FOUR:

           APPROVAL OF AMENDMENT TO 1996 EMPLOYEE STOCK PURCHASE PLAN

     At the Annual Meeting, the stockholders are being asked to approve an additional amendment to the Company's Purchase Plan to provide for an annual increase, commencing on October 1, 1999, in the shares reserved for sale under the Purchase Plan equal to the lesser of: (i) 750,000 shares, (ii) 1.5% of the outstanding shares of Common Stock of the Company or (iii) a number of shares determined by the Board of Directors. A total of 1,000,000 shares are currently reserved for issuance pursuant to the Purchase Plan. As of November 27, 1998, 554,848 shares were available for future issuance under the Purchase Plan. The proposed amendment to the Purchase Plan was approved by the Board of Directors in November 1998.

     Recent accounting pronouncements have altered the accounting treatment in the case of a shortfall of shares reserved for issuance under an employee stock purchase plan. As a result, if a shortfall occurs during a purchase period, the Company is unable to seek stockholder approval for an increase without incurring significant compensation charges. Therefore, the Board of Directors has approved the amendment to the Purchase Plan which would automatically increase the shares reserved for issuance under the Purchase Plan according to a pre-set formula and proposed that it be approved by the stockholders at this Annual Meeting. While such an amendment minimizes the likelihood of a shortfall and resulting compensation charge, the Purchase Plan will require periodic monitoring to ensure that no shortfall occurs. As amended, the number of shares reserved for issuance under the Purchase Plan would be increased automatically at the beginning of each fiscal year, commencing on October 1, 1999, by an amount equal to the lesser of (i) 750,000 shares, (ii) 1.5% of the outstanding shares of the Company on such date or (iii) a number of shares determined by the Board of Directors. If a shortfall occurs, the Company will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

     The Company implemented the Purchase Plan in 1996 as an incentive to its employees and executives as a means to promote increased stockholder value. The purpose of the Purchase Plan is to provide employees of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. Management believes that stock ownership is one of the prime methods of attracting and retaining key personnel responsible for the continued development and growth of the Company's business. In addition, an employee stock purchase plan is considered a competitive necessity in the high technology industry.

     For a description of the principal features of the Purchase Plan, see "Appendix B -- Description of 1996 Employee Stock Purchase Plan."

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The affirmative vote of a majority of the Votes Cast will be required by law to approve the amendment to the Purchase Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE PURCHASE PLAN TO PROVIDE FOR AN AUTOMATIC ANNUAL INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the Company's Common Stock beneficially owned as of November 27, 1998 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) the Chief Executive Officer of the Company, (iii) each director of the Company; (iv) each of the four most highly paid executive officers of the Company earning more than $100,000 in fiscal 1998 (together with the Chief Executive Officer, the "Named Executive Officers") and (v) all directors and executive officers of the Company as a group.

                                                               AMOUNT AND
                                                          NATURE OF BENEFICIAL
                          NAME                                 OWNERSHIP          PERCENT(1)
                          ----                            --------------------    ----------
EQSF Advisers, Inc......................................        4,905,384           14.95%
Capital Guardian Trust Company..........................        1,930,000            5.88%
Lazard Asset Management Ltd.............................        1,815,300            5.53%
Papken S. Der Torossian.................................          569,427(2)          1.7%
William A. Hightower....................................           60,000(3)            *
William L. Martin.......................................           13,650(4)            *
Lawrence Tomlinson......................................            6,250(5)            *
Nam P. Suh..............................................           24,250(6)            *
Kenneth M. Thompson.....................................                0(7)            *
Edward A. Dohring(8)....................................           51,371(9)            *
Russell G. Weinstock....................................           79,255(10)           *
Jeffrey M. Kowalski.....................................           56,390(11)           *
All directors and executive officers as a group (11
  persons)..............................................          936,985(12)         2.8%

---------------
  *  Less than 1%

 (1) Computed on the basis of 32,816,577 shares of Common Stock outstanding as of November 27, 1998 plus, with respect to those persons holding warrants or options to purchase Common Stock exercisable within 60 days of November 27, 1998, the number of shares of Common Stock that are issuable upon exercise thereof.

 (2) Includes 310,892 shares subject to options which are exercisable within 60 days after November 27, 1998, 4,300 shares held by Mr. Der Torossian's daughter, as to which shares he disclaims beneficial ownership and 2,000 shares held by Bayshore Lyric Opera Company, a charitable organization of which he is a member of the board of directors, as to which shares he disclaims beneficial ownership.

 (3) Includes 60,000 shares subject to options which are exercisable within 60 days of November 27, 1998.

 (4) Includes 8,950 shares subject to options which are exercisable within 60 days after November 27, 1998.

 (5) Includes 6,250 shares subject to options which are exercisable within 60 days after November 27, 1998.

 (6) Includes 24,250 shares subject to options which are exercisable within 60 days after November 27, 1998.

 (7) Mr. Thompson was appointed to the Board of Directors in August 1998.

 (8) Mr. Dohring retired from the Company effective as of December 31, 1998.

 (9) Includes 49,663 shares subject to options which are exercisable within 60 days after November 27, 1998.

(10) Includes 72,854 shares subject to options which are exercisable within 60 days after November 27, 1998.

(11) Includes 52,191 shares subject to options which are exercisable within 60 days after November 27, 1998.

(12) Includes 657,255 shares subject to options which are exercisable within 60 days after November 27, 1998.

COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by it or written representations from reporting persons, the Company believes that during the fiscal year ended September 30, 1998, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, except that during fiscal 1997, Dr. Suh, Mr. Martin and Mr. Tomlinson and did not report timely on Form 4 the grant of common stock equivalents to each such director. Such transactions were reported on Form 5 in October 1998 by such directors.

                             EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

     Fees of $1,500 per Board meeting attended and a $3,750 quarterly retainer are paid to directors who are not employees of the Company. Directors are also reimbursed for reasonable expenses incurred in attending Board and committee meetings. Members of the Board committees who are not part of the Company's management receive $500 per committee meeting attended. During fiscal 1998, directors Martin, Suh, Tomlinson and Thompson, each of whom are not employees of the Company, were each granted options to purchase shares of the Company's common stock. Mr. Martin was granted an option to purchase 5,000 shares of common stock pursuant to the 1987 Stock Plan at an exercise price of $15.00 per share. Dr. Suh and Mr. Tomlinson were each granted an option to purchase 5,000 shares of common stock pursuant to the 1996 Stock Plan at an exercise price of $12.81 per share and $23.25 per share, respectively. Mr. Thompson was granted an option to purchase 10,000 shares of common stock pursuant to the 1987 Stock Plan at an exercise price of $18.25 per share and was granted a common stock equivalent of 1,000 shares pursuant to the Company's 1996 Stock Plan. During fiscal 1998, Mr. Martin and Dr. Suh each performed certain consulting services for the Company for which they received fees of $10,000 and $99,200, respectively.

EXECUTIVE EMPLOYMENT AGREEMENTS

     On August 1, 1997, the Company entered into a new seven-year employment agreement (the "Employment Agreement") with Papken S. Der Torossian, Chairman of the Board and Chief Executive Officer of the Company. The Employment Agreement provides for a base salary of $600,000 per annum, or such higher rate as the Company's Board of Directors may determine from time to time, along with such performance bonus amounts and car allowances, if any, as the Board shall authorize, in its discretion, from time to time, and provides that Mr. Der Torossian shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company. In the event of Mr. Der Torossian's (i) termination of employment by the Company without cause; (ii) termination by the Company within twelve (12) months of a change in control;
(iii) death or disability; or (iv) voluntary termination due to a material reduction in salary or benefits or a material change in responsibilities or a requirement to relocate, Mr. Der Torossian shall be paid an amount equal to 300% of the base salary in effect on the date of such termination plus an amount equal to 300% of the aggregate bonus and car allowance, if any, paid to Mr. Der Torossian for the immediately preceding fiscal year or during the preceding twelve month period, whichever is greater.

     On August 1, 1997, the Company entered into a new seven-year employment agreement (the "Hightower Agreement") with William A. Hightower, President and Chief Operating Officer of the Company. The Hightower Agreement provides for a base salary of $375,000 per annum, or such higher rate as the Company's Board of Directors may determine from time to time, along with a target performance bonus of $243,750 for the fiscal year ended September 30, 1998, which may be adjusted by the Board of Directors, and such other performance bonus amounts and car allowances, if any, as the Board shall authorize, in its discretion, from time to time. The Hightower Agreement provides that Mr. Hightower shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company. In the event of Mr. Hightower's (i) termination of employment by the Company without cause; (ii) termination by the Company within twelve (12) months of a change in control; (iii) death or disability; or (iv) voluntary termination due to a material reduction in salary or benefits or a material change in responsibilities or a requirement to relocate, Mr. Hightower shall be paid an amount equal to 300% of the base salary in effect on the date of such termination plus an amount equal to 300% of the aggregate bonus and car allowance, if any, paid to Mr. Hightower for the immediately preceding fiscal year or during the preceding twelve month period, whichever is greater.

     On August 1, 1997, the Company entered into a new seven-year employment agreement (the "Weinstock Agreement") with Russell G. Weinstock, Vice President of Finance, Chief Financial Officer and Assistant Secretary of the Company. The Weinstock Agreement provides for a base salary of $300,000 per annum, or such higher rate as the Company's Board of Directors may determine from time to time, along with such performance bonus amounts and car allowances, if any, as the Board shall authorize, in its discretion, from time to time (collectively, the "Base Compensation"), and provides that Mr. Weinstock shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company. In the event of Mr. Weinstock's (i) termination of employment by the Company without cause or (ii) death or disability, Mr. Weinstock shall be paid an amount equal to 200% of the Base Compensation in effect on the date of such termination.

     On August 1, 1997, the Company entered into a new seven-year employment agreement (the "Lipkin Agreement") with Boris Lipkin, Vice President, Corporate of the Company. The Lipkin Agreement provides for a base salary of $275,000 per annum, or such higher rate as the Company's Board of Directors may determine from time to time, along with such performance bonus amounts and car allowances, if any, as the Board shall authorize, in its discretion, from time to time (collectively, the "Base Compensation"), and provides that Mr. Lipkin shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company. In the event of Mr. Lipkin's (i) termination of employment by the Company without cause or (ii) death or disability, Mr. Lipkin shall be paid an amount equal to 200% of the Base Compensation in effect on the date of such termination.

EXECUTIVE RETIREMENT AGREEMENT

     On October 27, 1998, the Company entered into a Retirement Agreement (the "Retirement Agreement") with Edward Dohring, a Vice President of the Company and President, SVG Lithography Systems, Inc. The Retirement Agreement provides for eighteen monthly payments to be made to Mr. Dohring totaling $450,000 and bonus payments equal to any bonus received by him over the 18 month period preceeding the effective date of the Retirement Agreement. The Retirement Agreement also provides that Mr. Dohring will be eligible to participate in the Company's benefit plans through July 31, 2000 and will receive relocation expenses of up to $5,000. Additionally, the Company has agreed to extend Mr. Dohring's right to exercise options to purchase 133,385 shares of Common Stock through July 31, 2000, which options were previously issued to Mr. Dohring pursuant to the Company's option plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors during fiscal 1998 were Messrs. Tomlinson and Martin. All members are or were non-employee directors. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee sets, reviews and administers the executive compensation program of the Company and is comprised of the individuals listed below, all of whom are non-employee directors of the Company. The role of the Compensation Committee is to establish and approve salaries and other compensation paid to the executive officers of the Company and to administer the Company's stock option plans and employee stock purchase plan.

     Compensation Philosophy. The Company's compensation philosophy is that cash compensation should be directly linked to the short-term performance of the Company and that longer-term incentives, such as stock options, should be aligned with the objective of enhancing stockholder value over the long term. The use of stock options clearly links the interests of the officers and employees of the Company to the interests of the stockholders. In addition, the Compensation Committee believes that the total compensation package must be competitive with other companies in the industry to ensure that the Company can continue to attract, retain and motivate key employees who are critical to the long-term success of the Company.

     Under federal tax laws, the Company is not allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any fiscal year. No officer of the Company has received compensation in excess of $1 million in fiscal 1998. The Compensation Committee may consider adopting policies with respect to this limitation on deductibility when appropriate.

     Components of Executive Compensation. The principal cash components of executive compensation are base salary and cash bonuses.

     Base salary is set based on competitive factors and the historic salary structure for various levels of responsibility within the Company. The Compensation Committee annually conducts surveys of companies in the industry in which the Company competes in order to determine whether the Company's executive base salaries are in a competitive range. Generally, salaries are set at the middle of the range. A significant portion of each executive's total compensation is intended to be variable and to relate to and be contingent upon Company performance.

     Although executive officers are eligible for bonuses to be paid semi-annually as recommended by the Chief Executive Officer and reviewed and approved by the Compensation Committee, no performance bonuses were paid in fiscal 1998. In establishing the overall level of executive bonuses, the Compensation Committee considers data from surveys of the bonus amounts paid by other companies in similar businesses. The amount of bonus for each executive consists of an amount which is based upon the operating profit plan and cash flow objectives of the Company approved by the entire Board of Directors at the beginning of the fiscal year. An additional smaller portion of the bonus is discretionary, based upon that executive meeting certain objectives set out for that executive relating to his or her area of activity. The operating profit and cash flow components of the bonus plan emphasize the Compensation Committee's belief that, when the Company is successful, the executive's compensation should be higher, but that, conversely, if the Company is not successful and is not profitable, bonuses should be minimal. Depending upon the level of the executive, the Company targets between 40% and 65% of the total compensation to be variable and based upon the Company meeting 100% of its budgetary performance plan. If operating profits fell below 70% of plan, no performance bonus would be paid. Each individual executive officer's bonus is determined, based upon the executive's base salary, profitability of the Company, attainment of cash flow objectives and the executive's individual performance.

     The principal equity component of executive compensation is the stock option program. Stock options are generally granted when an executive joins the Company and periodically thereafter. Options vary with the responsibility level of the executive. The initial option granted to the executive vests over a period of four or five years. This provides a method of retention and motivation for the senior level executives of the Company and also aligns senior management's objectives with long-term stock price appreciation. This approach is designed to encourage the creation of stockholder value over the long term since no benefit is realized from the stock option grant unless the price of the Common Stock rises over a number of years. In addition to the stock option program, all eligible employees of the Company may participate in payroll deduction employee stock purchase plans pursuant to which stock may be purchased at 85% of the fair market value at the beginning or end of each one-year offering period (up to a maximum of $25,000 worth for each calendar year in each enrollment period or 10% of annual compensation under all such plans, whichever is less).

     Other elements of executive compensation are participation in a split-life insurance program, a Company-wide life insurance program and a Company-wide long term disability plan as well as Company-wide medical benefits and the ability to defer compensation pursuant to a 401(k) plan and a nonqualified deferred compensation plan. The Company makes matching contributions under both deferred compensation plans based on the amount of the employee's compensation, up to a maximum of 3% of compensation in the case of the 401(k) plan and up to a maximum of 5% of compensation in the case of the deferred compensation plan.

     The Compensation Committee believes that the compensation levels of the Company's executive officers are competitive and in line with those of comparable companies.

                                          Compensation Committee of the Board of
                                          Directors

                                          William L. Martin, Chairman
                                          Lawrence Tomlinson

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid during the last three fiscal years to the Company's Chief Executive Officer and to the four other Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                    ANNUAL COMPENSATION(1)           COMPENSATION
                                            --------------------------------------   ------------
                                                                      OTHER ANNUAL   STOCK OPTION
                                   FISCAL                             COMPENSATION      GRANTS         ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR    SALARY($)   BONUS(2)($)      (3)($)      (# OF SHS.)    COMPENSATION($)
   ---------------------------     ------   ---------   -----------   ------------   ------------   ---------------
Papken S. Der Torossian..........   1998     599,999        7,500        24,601        120,724(4)        55,916(5)(6)
  Chairman of the Board and         1997     586,153      525,722        16,441         78,199(7)       117,215(5)(6)
  Chief Executive Officer           1996     510,191      431,598        27,125         65,000(4)         9,082(5)
                                                                                       185,000(8)
William A. Hightower(9)..........   1998     380,095        2,344        27,322        100,000(7)        56,315(10)
  President and Chief Operating     1997          --           --            --             --               --
  Officer                           1996          --           --            --             --               --
Edward A. Dohring................   1998     300,000        3,750        19,430         40,241(7)        20,133(6)
  Vice President, Silicon Valley    1997     286,502      133,597        19,004         24,645(7)       120,810(6)(11)
  Group, Inc. and President,        1996     248,462      139,231        16,851         30,000(4)        45,742(12)
  SVG Lithography Systems, Inc.                                                         50,000(8)
Russell G. Weinstock.............   1998     299,998        3,750        27,922         40,241(7)         3,885(6)
  Vice President of Finance and     1997     287,998      138,359        18,804         31,398(7)        28,831(5)(6)
  Chief Financial Officer           1996     245,287      142,442        16,920         30,000(4)         1,151(5)
                                                                                        60,000(8)
Jeffrey M. Kowalski..............   1998     299,998        3,750        18,000         40,241(7)        16,294(6)
  Vice President, Silicon Valley    1997     280,383      128,705        18,458         22,749(7)        22,076(6)
  Group, Inc. and President,        1996     231,922      124,919        17,779         30,000(4)       181,823(13)
  Thermco Systems Division                                                              80,000(8)

---------------
 (1) Excludes certain perquisites and other amounts, which, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.

 (2) Includes bonus and profit sharing amounts earned during the fiscal year indicated even if such amounts are paid in another fiscal year.

 (3) Represents Company matching contributions to the Named Executive Officer's 401(k) plan account, automobile allowances and reimbursement of tax return preparation fees.

 (4) Represents options granted under the Company's 1987 Stock Option Plan.

 (5) Represents income related to split-life insurance premiums and health insurance premiums paid by the Company for the benefit of the named executive officer, and in the case of Mr. Der Torossian's 1996 compensation, additional income of $5,910 in whole life insurance.

 (6) Includes approximate income related to matching contributions and to above market interest paid on compensation deferred by the employee pursuant to the Company's nonqualified deferred compensation plan.

 (7) Represents options granted under the Company's 1996 Stock Plan.

 (8) Represents grants of options in exchange for cancellation of previously outstanding options with higher exercise prices.

 (9) Mr. Hightower's employment with the Company began in August 1997.

(10) For Mr. Hightower, includes $56,219 for relocation expenses.

(11) For Mr. Dohring, includes $92,188 for relocation expenses and $3,180 for split-life insurance premiums paid by the Company for Mr. Dohring's benefit.

(12) For Mr. Dohring, represents $43,605 for relocation expenses and $2,137 for split-life insurance premiums paid by the Company for Mr. Dohring's benefit.

(13) For Mr. Kowalski, represents $181,823 for relocation expenses.

OPTIONS GRANTED AND OPTIONS EXERCISED IN THE LAST FISCAL YEAR

     The following tables set forth information regarding stock options granted to and exercised by the Named Executive Officers during the last fiscal year, as well as options held by such officers as of September 30, 1998:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL REALIZABLE VALUE OF
                                            INDIVIDUAL GRANTS                        ASSUMED ANNUAL RATES OF
                            --------------------------------------------------       STOCK PRICE APPRECIATION
                                            % OF TOTAL   EXERCISE                  (THROUGH EXPIRATION DATE)(1)
                               OPTIONS       OPTIONS      PRICE     EXPIRATION   --------------------------------
           NAME             GRANTED(2)(#)    GRANTED      ($/SH)       DATE      5% PER YEAR($)   10% PER YEAR($)
           ----             -------------   ----------   --------   ----------   --------------   ---------------
Papken S. Der Torossian...     120,724         10.8       20.63      4/21/08       1,569,033         3,959,952
William A. Hightower......     100,000          8.9       20.63      4/21/08       1,299,690         3,280,170
Edward A. Dohring.........      40,241          3.6       20.63      4/21/08         523,008         1,319,973
Russell G. Weinstock......      40,241          3.6       20.63      4/21/08         523,008         1,319,973
Jeffrey M. Kowalski.......      40,241          3.6       20.63      4/21/08         523,008         1,319,973

---------------
(1) The Potential Realizable Values are calculated based on the fair market value on the date of grant, which is equal to the exercise price of the options granted in fiscal 1998, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Values are net of the option exercise price. The assumed rates of appreciation are specified in rules of the Securities and Exchange Commission, and do not represent the Company's estimate or projection of its future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holder's continued employment through the exercise/ vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(2) These options were granted under either the Company's 1996 Stock Plan or 1987 Stock Plan and have an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant. Each of the options vests cumulatively over a period of four years from the date of grant.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                         NUMBER OF             VALUE OF
                                                                        UNEXERCISED           UNEXERCISED
                                                                     OPTIONS AT FISCAL     OPTIONS AT FISCAL
                                          SHARES                        YEAR END(#)         YEAR END(1)($)
                                        ACQUIRED ON      VALUE      --------------------   -----------------
                 NAME                   EXERCISE(#)   REALIZED($)    VESTED     UNVESTED   VESTED   UNVESTED
                 ----                   -----------   -----------   ---------   --------   ------   --------
Papken S. Der Torossian...............         0              0     1,276,092   291,151      0         0
William A. Hightower..................         0              0        58,750   261,250      0         0
Edward A. Dohring.....................    18,000        240,532       111,164    83,722      0         0
Russell G. Weinstock..................         0              0       127,354    93,758      0         0
Jeffrey M. Kowalski...................     1,200         18,000        63,191    97,299      0         0

---------------
(1) Represents the dollar amount that the closing price of the Company's Common Stock as reported on the Nasdaq National Market on September 30, 1998 exceeds the exercise price of the options.

     The following table summarizes stock options granted to the executive officers of the Company that have been repriced during the past ten fiscal years:

                                                NUMBER OF        MARKET
                                                SECURITIES      PRICE OF       EXERCISE                     LENGTH OF ORIGINAL
                                                UNDERLYING      STOCK AT       PRICE AT                        OPTION TERM
                                   REPRICING     OPTIONS        TIME OF        TIME OF      NEW EXERCISE   REMAINING AT DATE OF
              NAME                   DATE      REPRICED (#)   REPRICING($)   REPRICING($)     PRICE($)          REPRICING
              ----                 ---------   ------------   ------------   ------------   ------------   --------------------
Papken S. Der Torossian..........   7/16/96      150,000         16.125         26.875         16.125       5 years, 275 days
  Chairman of the Board and         7/16/96       35,000         16.125         23.375         16.125       6 years, 273 days
  Chief Executive Officer
Robert J. Richardson.............   7/16/96       30,000         16.125         26.875         16.125       5 years, 275 days
  Former Vice President, New        7/16/96       30,000         16.125         23.375         16.125       6 years, 273 days
  Business Development and
  Corporate Marketing
Edward A. Dohring................   7/16/96       30,000         16.125         23.375         16.125       6 years, 273 days
  Vice President, Silicon Valley    7/16/96       20,000         16.125         26.875         16.125       5 years, 275 days
  Group, Inc. and President,
  SVG Lithography Systems,
  Inc.
Russell G. Weinstock.............   7/16/96       30,000         16.125         23.375         16.125       6 years, 273 days
  Vice President, Finance and       7/16/96       20,000         16.125         26.875         16.125       5 years, 275 days
  Chief Financial Officer           7/16/96       10,000         16.125         19.625         16.125       5 years, 108 days
Steven L. Jensen.................   7/16/96       20,000         16.125         26.875         16.125       5 years, 275 days
  Vice President, Worldwide         7/16/96       20,000         16.125         23.375         16.125       6 years, 273 days
  Sales and Service
Jeffrey M. Kowalski..............   7/16/96       30,000         16.125         22.625         16.125       5 years, 200 days
  Vice President, Silicon Valley    7/16/96       30,000         16.125         23.375         16.125       6 years, 273 days
  Group, Inc. and President,        7/16/96       10,000         16.125         35.438         16.125        6 years, 97 days
  Thermco Systems Division          7/16/96       10,000         16.125         26.875         16.125       5 years, 275 days
Boris Lipkin.....................   7/16/96       20,000         16.125         23.375         16.125       6 years, 273 days
  Vice President, Corporate         7/16/96       10,000         16.125         35.438         16.125        6 years, 97 days
John W. Matthews.................   7/16/96        5,000         16.125         26.875         16.125       5 years, 275 days
  Vice President, Worldwide         7/16/96        5,000         16.125         35.438         16.125        6 years, 97 days
  Service
Edward R. Ward...................   7/16/96       10,000         16.125         23.375         16.125       6 years, 273 days
  Former Vice President,            7/16/96        5,000         16.125         35.438         16.125        6 years, 97 days
  Corporate Technology              7/16/96        5,000         16.125         26.875         16.125       5 years, 275 days

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

     The following graph sets forth the Company's total cumulative stockholder return as compared to the S&P 500 Index and the Russell 2000 Index for the past five fiscal years. The total stockholder return assumes $100 invested at the beginning of the period in Common Stock of the Company, the S&P 500, and the Russell 2000 Index. Total return assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG SILICON VALLEY GROUP, INC., THE S&P 500 INDEX
                           AND THE RUSSEL 2000 INDEX

                                                     'SILICON VALLEY
                                                      GROUP, INC.'                   S&P 500                  RUSSELL 2000
                                                     ---------------                 -------                  ------------
Sep-93                                                   100.00                      100.00                      100.00
Sep-94                                                   130.68                      103.69                      102.56
Sep-95                                                   351.14                      134.53                      126.66
Sep-96                                                   161.36                      161.89                      143.20
Sep-97                                                   323.30                      227.37                      190.84
Sep-98                                                    72.73                      247.93                      157.54

* $100 INVESTED ON 9/30/93 IN STOCK OR INDEX --
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING SEPTEMBER 30.

                              CERTAIN TRANSACTIONS

AGREEMENTS WITH EXECUTIVE OFFICERS

     See "Executive Employment Agreements" and "Executive Retirement Agreement."

                    STOCKHOLDER PROPOSALS TO BE PRESENTED AT
                            THE NEXT ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of the Company (i) must be received by the Company at 101 Metro Drive, Suite 400, San Jose, California 95110 no later than September 18, 1999 and (ii) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting. If a stockholder intends to submit a proposal at the Company's 1999 Annual Meeting of Stockholders which is not submitted in time to be eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to the Company not less than 60 days nor more than 90 days prior to the meeting in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, and the Company's bylaws. If such a stockholder fails to comply with the foregoing notice provisions, the proposal may not be brought before the meeting.

                              INDEPENDENT AUDITORS

     The Board has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending September 30, 1999. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to any questions.

                                 OTHER BUSINESS

     At this time management knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, the proxy holders named in the accompanying proxy intend to vote the proxies on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          January 15, 1999

                  APPENDIX A -- DESCRIPTION OF 1996 STOCK PLAN

     The principal terms of the 1996 Stock Plan are as follows:

     General. The purpose of the Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the Stock Plan. Options granted under the Stock Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

     Administration. The Stock Plan may generally be administered by the Board or the Committee appointed by the Board. However, with respect to grants of options to employees who are also officers or directors of the Company ("Insiders"), the Stock Plan shall be administered by: (i) the Board if the Board may administer the Plan in a manner complying with Section 162(m) of the Code; or (ii) a committee designated by the Board to administer the Stock Plan, which committee shall be constituted to comply with the rules under Section 162(m) of the Code governing incentive stock option awards to Insiders. The administrators of the Stock Plan are referred to herein as the "Administrator."

     Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the Stock Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

     Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Stock Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 400,000 shares of Common Stock. Notwithstanding this limit, however, in connection with an employee's initial employment, he or she may be granted options or stock purchase rights to purchase up to an additional 300,000 shares of Common Stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock as reported by the Nasdaq National Market (or the closing bid if no sales were reported) on the date the option is granted.

          (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the Stock Plan generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Stock Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

          (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

          (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Stock Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

          (e) Death or Disability. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the Stock Plan expire on the earlier of
     (i) 12 months from the date of such termination or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

          (g) Nontransferability of Options. Options granted under the Stock Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (h) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Administrator.

     Stock Purchase Rights. A stock purchase right gives the purchaser a period of no longer than 6 months from the date of grant to purchase Common Stock. A stock purchase right is accepted by the execution of a restricted stock purchase agreement between the Company and the purchaser, accompanied by the payment of the purchase price for the shares. Unless the Administrator determines otherwise, the restricted stock purchase agreement gives the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death and disability). The purchase price for any shares repurchased by the Company is the original price paid by the purchaser. The repurchase option lapses at a rate determined by the Administrator. A stock purchase right is nontransferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

     Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the Stock Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Stock Plan, and the exercise price of any such outstanding option or stock purchase right.

     In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

     In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, the Plan requires that each outstanding option or stock purchase right be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee will have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator is required to notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

     Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the Stock Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Stock Plan to the extent necessary to comply with Rule 16b-3, Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the Stock Plan without the written consent of the optionee. Unless terminated earlier, the Stock Plan shall terminate ten years from the date of its approval by the Board.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS, AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE 1996 STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

PARTICIPATION IN THE STOCK PLAN

     The following table sets forth certain information regarding options to purchase Common Stock issued during the fiscal year ended September 30, 1998 to each of the executive officers named in the Summary Compensation Table who participated in the Stock Plan, all current executive officers as a group, all current non-executive officer directors as a group and all other employees who participated in the Stock Plan as a group:

                                                              NUMBER OF
                                                              SECURITIES
                                                              UNDERLYING
              NAME OF INDIVIDUAL AND POSITION                 OPTION(#)    DOLLAR VALUE($)(1)
              -------------------------------                 ----------   ------------------
Papken S. Der Torossian.....................................   120,724             0
  Chairman of the Board and Chief Executive Officer
William A. Hightower........................................   100,000             0
  President and Chief Operating Officer
Edward A. Dohring...........................................    40,241             0
  Vice President, Silicon Valley Group, Inc. and President,
  SVG Lithography Systems, Inc.
Russell G. Weinstock........................................    40,241             0
  Vice President of Finance and Chief Financial Officer
Jeffrey M. Kowalski.........................................    40,241             0
  Vice President, Silicon Valley Group, Inc. and President,
  Thermco Systems Division
All current Executive Officers as a group (8 persons).......   445,403             0
Non-Executive Officer Directors as a group (4 persons)......    35,000             0
All Other Employees as a group..............................   457,324             0

---------------
(1) Represents the dollar amount that the fair market value of the securities underlying the option at November 27, 1998 ($12.63 per share) and the exercise price of the option.

         APPENDIX B -- DESCRIPTION OF 1996 EMPLOYEE STOCK PURCHASE PLAN

     The essential terms of the Purchase Plan, as proposed to be amended, are summarized as follows:

     Purpose. The purpose of the Purchase Plan is to provide employees of the Company and of any subsidiary which is designated by the Board of Directors to participate in the Purchase Plan with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     Administration. The Purchase Plan provides for administration by the Board of Directors of the Company or a committee appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board of Directors or its appointed committee, and its decisions are final and binding upon all participants.

     Offering Periods. The Purchase Plan has overlapping 12-month offering periods that commence on the first trading day on which national stock exchanges and the Nasdaq system are open for trading on or after April 1 and October 1 of each year. The Board of Directors or its committee has the power to alter the duration of the offering periods without stockholder approval.

     Eligibility. Any person who (i) is a regular employee scheduled to work at least twenty hours per week and at least five months per year and (ii) was employed by the Company on the first day of a given offering period (or by any subsidiary designated from time to time by the Board of Directors) is eligible to participate in the Purchase Plan. Eligible employees become participants in the Purchase Plan by delivering to the Company's payroll office a subscription agreement authorizing payroll deductions. An employee who becomes eligible to participate in the Purchase Plan after the commencement of an offering period may not participate in the Purchase Plan until the commencement of the next offering period.

     Purchase Price. The price at which shares are sold to participating employees is eighty-five percent (85%) of the lower of the fair market value per share of the Common Stock on (i) the first day of the offering period or (ii) the last day of the purchase period. The fair market value of the Common Stock on a given date is determined by reference to the closing sales price of the Nasdaq National Market (the "Fair Market Value"). The closing sale price per share of the Company's Common Stock on the Nasdaq National Market on November 27, 1998 was $12.63.

     Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions over the offering period. The deductions may not exceed 10% of a participant's compensation. A participant may discontinue his or her participation in the Purchase Plan and may decrease the rate of payroll deductions at any time during the offering period. A participant may increase the rate of payroll deductions at the beginning of each purchase period. Payroll deductions shall commence on the first payday following the offering date and shall continue at the same rate until the end of the offering period unless sooner terminated as provided in the Purchase Plan.

     Grant and Exercise of Option to Purchase Stock. On the enrollment date of each offering period, each eligible employee participating in such offering period is granted an option to purchase on each exercise date during such offering period (at the applicable purchase price) up to a number of shares of the Company's Common Stock determined by dividing such employee's payroll deductions accumulated prior to such exercise date and retained in the employee's account by the applicable purchase price; provided that in no event will an employee be permitted to purchase during each purchase period more than a number of shares determined by dividing $25,000 by the Fair Market Value of a share of the Company's Common Stock on the enrollment date. The option will expire on the last day of the offering period.

     Unless a participant withdraws from the Purchase Plan, his or her option for the purchase of shares is exercised automatically on the exercise date, and the maximum number of full shares subject to option are purchased for such participant at the applicable purchase price with the accumulated payroll deductions in his or her account. Any monies left over in a participant's account after the exercise date are returned to the participant. During a participant's lifetime, a participants option to purchase shares under the Purchase Plan is exercisable only by him or her.

     Notwithstanding the forgoing, no employee shall be permitted to subscribe for shares under the Purchase Plan (a) if, immediately after the grant of the option, the employee would own, and/or hold outstanding options to purchase, 5% or more of the voting stock or value of all classes of stock of the Company or
(b) which permits his or her rights to purchase stock under all employees stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. Furthermore, if the number of shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available under the Purchase Plan, a pro rata allocation of the shares remaining shall be made in as equitable a manner as is practicable.

     Withdrawal. While each participant in the Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, the participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period. Any withdrawal by the employee during a given offering automatically terminates the employee's interest in that offering.

     Termination of Employment. Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned without interest to such participant, or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

     Capital Changes. In the event of any changes in the capitalization of the Company, such as stock splits or stock dividends, resulting in an increase or decrease in the number of shares of Common Stock, effected without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the shares subject to purchase and in the purchase price per share.

     Nonassignability. No rights or accumulated payroll deductions of an employee under the Purchase Plan may be pledged, assigned, or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

     Shares Reserved for Issuance under the Purchase Plan. A total of 1,750,000 shares of Common Stock has been reserved for issuance under the Purchase Plan. On the first day of each fiscal year (commencing on October 1, 1999), the number of shares reserved thereunder will be increased automatically by the lesser of:
(i) 750,000 shares, (ii) 1.5% of the outstanding shares of the Company on such date or (iii) a number of shares determined by the Board of Directors.

     Amendment and Termination of the Purchase Plan. The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination will not affect options previously granted nor may any amendment make any changes in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the stockholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, materially modify the eligibility requirements, or materially increase the benefits which may accrue to participants under the Purchase Plan.

     Certain United States Federal Income Tax Information. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year from the date of the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss of such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. Generally, the Company is entitled to a deduction for ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

     Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan.

     The following table sets forth certain information regarding options to purchase Common Stock issued during the fiscal year ended September 30, 1998 to each of the executive officers named in the Summary Compensation Table who participated in the Purchase Plan, all current executive officers as a group, all current non-executive officer directors as a group and all other employees who participated in the Stock Plan as a group:

                                                           NUMBER OF
                                                           SECURITIES
            NAME OF INDIVIDUAL AND POSITION               PURCHASED(#)   DOLLAR VALUE(1)($)
            -------------------------------               ------------   ------------------
Papken S. Der Torossian.................................      1,176             22,932
  Chairman of the Board and Chief Executive Officer
William A. Hightower....................................          0                  0
  President and Chief Operating Officer
Edward A. Dohring.......................................      1,176             22,932
  Vice President, Silicon Valley Group, Inc. and
  President, SVG Lithography Systems, Inc.
Russell G. Weinstock....................................          0                  0
  Vice President of Finance and Chief Financial Officer
Jeffrey M. Kowalski.....................................      1,176             22,932
  Vice President, Silicon Valley Group, Inc. and
  President, Thermco Systems Division
All current Executive Officers as a group (6 persons)...      8,992            170,399
Non-Executive Officer Directors as a group (4
  persons)..............................................          0                  0
All Other Employees as a group..........................    257,982          3,612,469

---------------
(1) Calculated by multiplying the number of shares purchased times the market price of the Common Stock on the purchase date. In accordance with the terms of the Purchase Plan, the shares of Common Stock were purchased at a price equal to 85% of the lesser of the fair market value of the Common Stock on the first day of trading of the Offering Period or the last day of the Offering Period.

PROXY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           SILICON VALLEY GROUP, INC.

                 PROXY FOR 1999 ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 23, 1999

     The undersigned stockholder of Silicon Valley Group, Inc. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 1999 Annual Meeting of Stockholders of the Company to be held on February 23, 1999 at 3:00 p.m., Pacific Time, at the Company's offices located at 2240 Ringwood Avenue, San Jose, California (telephone (408) 434-0500), and hereby revokes all previous proxies and appoints Papken S. Der Torossian and Russell G. Weinstock, or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)





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
                                                           Please mark
                                                           your vote as
                                                           indicated in    [X]
                                                           this example.

                                       FOR                  WITHHOLD
                                  all nominees              AUTHORITY
                                  listed below            to vote for all            In their discretion, the Proxies are entitled
                              (except as indicated).   nominees listed below.        to vote upon such other matters as may properly
1. Election of directors.              [ ]                     [ ]                   come before the meeting or any adjournments
                                                                                     thereof.

   If you wish to withhold authority to vote for any individual nominee,             Proposal to amend the Company's 1996 Stock Plan
   strike a line through that nominee's name in the list below:                      to increase the number of shares available for
                                                                                     issuance thereunder by 1,500,000 shares to an
   PAPKEN S. DER TOROSSIAN, WILLIAM A. HIGHTOWER, WILLIAM L. MARTIN,                 aggregate of 3,000,000 shares.
   NAM P. SUH, LAWRENCE TOMLINSON, KENNETH M. THOMPSON.
                                                                                          For       Against       Abstain
                                                                                          [ ]         [ ]           [ ]

                                                                                     Proposal to amend the Company's 1996 Employee
                                                                                     Stock Purchase Plan to increase the number of
                                                                                     shares available for issuance thereunder by
                                                                                     750,000 shares to an aggregate of 1,750,000
                                                                                     shares.

                                                                                          For       Against       Abstain
                                                                                          [ ]         [ ]           [ ]

                                                                                     Proposal to amend the Company's 1996 Employee
                                                                                     Stock Purchase Plan to provide for an annual
                                                                                     increase commencing on October 1, 1999, in the
                                                                                     number of shares reserved for issuance
                                                                                     thereunder equal to the lesser of: (i) 750,000
                                                                                     shares, (ii) 1.5% of the outstanding shares of
                                                                                     Common Stock of the Company or (iii) a number
                                                                                     of shares determined by the Board of Directors.

                                                                                          For       Against       Abstain
                                                                                          [ ]         [ ]           [ ]


                                                                                     I plan to attend the meeting: [ ]

                                                                       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN
                                                                       ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION
                                                                       IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE
                                                                       VOTED FOR EACH OF THE ABOVE PERSONS, AND FOR SUCH OTHER
                                                                       MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE
                                                                       PROXYHOLDERS DEEM ADVISABLE.

                                                                       TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING,
                                                                       PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS
                                                                       PROMPTLY AS POSSIBLE.


Signature(s): __________________________________________ Dated ___________, 1999
(This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

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